Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

LSI INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(o)	(1)	(2)	(2)
	Equity	Preferred Stock	Rule 457(o)	(1)	(2)	(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)
	Other	Depositary Shares	Rule 457(o)	(1)	(2)	(2)
	Other	Subscription Rights	Rule 457(o)	(1)	(2)	(2)
	Other	Units	Rule 457(o)	(1)	(2)	(2)
	Un-allocated Universal Shelf	N.A.	Rule 457(o)	N.A.	N.A.	$100,000,000	.0000927	$9,270
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)
Carry Forward Securities	Equity	Preferred Stock	Rule 415(a)(6)
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)
Carry Forward Securities	Other	Warrants	Rule 415(a)(6)
Carry Forward Securities	Other	Depositary Shares	Rule 415(a)(6)
Carry Forward Securities	Other	Subscription Rights	Rule 415(a)(6)
Carry Forward Securities	Other	Units	Rule 415(a)(6)
Carry Forward Securities	Un-allocated Universal Shelf	N.A.	Rule 415(a)(6)	N.A.	N.A.	N.A.	.00001212	N.A.	S-3	333-233660	September 30, 2019	$6,434
	Total Offering Amounts					$100,000,000		$9,270
	Total Fees Previously Paid							$6,434
	Total Fee Offsets							$6,434
	Net Fee Due							$2,836

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(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, as shall have an aggregate initial offering price not to exceed $100,000,000. Separate consideration may or may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $100,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-233660) which was initially filed with the Securities and Exchange Commission on September 6, 2019 and became effective on September 30, 2019 (the “Prior Registration Statement”), and are included in this registration statement. The offering of the unsold securities registered under such Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. The Registrant paid a filing fee of $6,434 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. The Registrant offsets the $9,270 registration fee for this Registration Statement with the $6,434 fee the Registrant paid in 2019. After the application of this fee offset, the Registrant’s net fee due for this Registrant Statement is $2,836.